SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 10, 2009

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts  02421

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:    (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 10, 2009, the registrant, Cubist Pharmaceuticals, Inc. (“Cubist”), issued a press release announcing that it had received a Paragraph IV Certification Notice Letter from Teva Parenteral Medicines, Inc. (“TPM”) notifying Cubist that TPM had submitted an Abbreviated New Drug Application (“ANDA”) to the US Food and Drug Administration for approval to market a generic version of CUBICIN® (daptomycin for injection).  In the press release, Cubist also announced that it plans to file a patent infringement lawsuit against TPM in response to the ANDA filing.  A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On February 12, 2009, Cubist issued a press release announcing that it had begun dosing in the first-in-human clinical trial with CB-183,315, an investigational antibacterial drug candidate intended to treat patients with a severe and sometimes life-threatening diarrhea caused by Clostridium difficile known as C. difficile associated diarrhea, or CDAD.  A copy of the press release has been filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

99.1    Press Release dated February 10, 2009

99.2    Press Release dated February 12, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

By:	/s/ Tamara L. Joseph
Tamara L. Joseph
Senior Vice President, General Counsel and Secretary

Dated:  February 17, 2009